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                                                              Exhibit 99.B(h)(2)

                                   SCHEDULE C
               TO THE ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                         DATED AS OF SEPTEMBER 16, 2002,
                   AS AMENDED AND RESTATED SEPTEMBER 17, 2003
                                     BETWEEN
                         SEI INSTITUTIONAL MANAGED TRUST
                                       AND
                         SEI INVESTMENTS FUND MANAGEMENT

Portfolios:    This Agreement shall apply with respect to all portfolios of the
               Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust
               (collectively, the "Funds"):

               Large Cap Value Fund
               Large Cap Growth Fund
               Tax-Managed Large Cap Fund
               Small Cap Value Fund
               Small Cap Growth Fund
               Tax-Managed Small Cap Fund
               Mid-Cap Fund
               Capital Appreciation Fund
               Equity Income Fund
               Balanced Fund
               Core Fixed Income Fund
               High Yield Bond Fund
               Real Estate Fund
               Large Cap Disciplined Equity Fund
               Managed Volatility Fund

Fees: Pursuant to Article 5, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

               Large Cap Value Fund - Class A and I Shares          0.35%
               Large Cap Growth Fund - Class A and I Shares         0.35%
               Tax-Managed Large Cap Fund - Class A Shares          0.35%
               Tax-Managed Large Cap Fund - Class Y Shares          0.15%
               Small Cap Value Fund - Class A and I Shares          0.35%
               Small Cap Growth Fund - Class A and I Shares         0.35%
               Tax-Managed Small Cap Fund - Class A Shares          0.35%
               Mid-Cap Fund - Class A Shares                        0.35%
               Capital Appreciation Fund - Class A Shares           0.35%
               Equity Income Fund - Class A Shares                  0.35%
               Balanced Fund - Class A Shares                       0.35%
               Core Fixed Income Fund - Class A and I Shares        0.28%
               High Yield Bond Fund - Class A Shares                0.35%
               Real Estate Fund                                     0.35%
               Large Cap Disciplined Equity Fund                    0.35%
               Managed Volatility Fund                              0.35%

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